Exhibit 1.1

Execution Version

$475,000,000

Hecla Mining Company

7.250% Senior Notes due 2028

Underwriting Agreement

February 13, 2020

J.P. Morgan Securities LLC

  As Representative of the

  several Underwriters listed

  in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Hecla Mining Company, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $475,000,000 principal amount of its 7.250% Senior Notes due 2028 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of February 19, 2020 (the “Base Indenture”), among the Company, the guarantors listed in Schedule 2 hereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, to be dated as of February 19, 2020 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantors and the Trustee. The Securities will be guaranteed on a senior unsecured basis by each of the Guarantors (the “Guarantees”).

The Company and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.    Registration Statement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-229803), including a base prospectus (the “Base Prospectus”), relating to the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means any preliminary prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b), together with the Base Prospectus (and any amendments thereto), and the term “Prospectus” means the final prospectus supplement relating to the Securities, including the Base Prospectus (and any amendments thereto), in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. The Company has filed Post Effective Amendment No. 1 to Form S-3 (File No. 333-229803) (the “Post-Effective Amendment”), and any reference herein to the term “Registration Statement” shall be deemed to include the Post-Effective Amendment. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” also shall be deemed to include such Rule 462 Registration Statement. Any reference in this Underwriting Agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. In addition, any reference in this Agreement to the Preliminary Prospectus or the Prospectus shall be deemed to include the Canadian preliminary offering memorandum dated February 10, 2020 (the “Preliminary Canadian Offering Memorandum”) and the Canadian offering memorandum dated the date hereof (the “Canadian Offering Memorandum”), each relating to the Company and the offering of the Securities. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement or the Prospectus, as the case may be.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated February 10, 2020, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

2.    Purchase and Sale of the Securities.

(a)    The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such

Underwriter’s name in Schedule 1 hereto at a price equal to 98.84% of the principal amount thereof plus accrued interest, if any, from February 19, 2020 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)    The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)    Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017 at 10:00 A.M., New York City time, on February 19, 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d)    Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e)    The Company and the Guarantors acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representative or any Underwriter of the Company, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Underwriter, as the case may be, and shall not be on behalf of the Company or the Guarantors, as the case may be, or any other person.

3.    Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to each Underwriter that:

(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or any Guarantor in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.

(b)    Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or any Guarantor in writing by such Underwriter through the Representative expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)    Issuer Free Writing Prospectus. The Company and the Guarantors (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, including a Pricing Term Sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(d)    Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes a Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e)    Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Time of Sale Information, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)    The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(g)    Authorization of the Securities and the Guarantees. The Securities to be purchased by the Underwriters from the Company will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Guarantees by the Guarantors on the Closing Date will be in the respective forms contemplated by the Indenture and have been duly authorized for issuance pursuant to this Agreement and the Indenture; the Guarantees, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Securities have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees will constitute valid and binding agreements of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(h)    Authorization of the Indenture. Each of the Base Indenture and the First Supplemental Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantors and will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will confirm in all material respects to the requirements of the Trust Indenture Act.

(i)    Description of Certain Documents. This Agreement, the Securities and the Indenture (including each Guarantee set forth therein) (collectively, the “Transaction Documents”) will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(j)    No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto not consented to by the Underwriters), subsequent to the respective dates as of which information is given in the Preliminary Prospectus, the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto not consented to by the Underwriters): (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, management, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, (a) have not had any material changes in long-term debt, other than payments of interest and amortization of principal in accordance with the terms of such long-term debt and (b) have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid by the Company to its stockholders consistent with past practice, to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock; and (iv) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(k)    Independent Accountants. BDO USA, LLP, which expressed its opinion with respect to financial statements of the Company, and the related notes thereto and supporting schedules filed with the Commission and included in or incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus, is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board, and any non-audit services provided by BDO USA, LLP to the Company or any of the Guarantors have been approved by the Audit Committee of the Board of Directors of the Company.

(l)    Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and present fairly, in all material respects, the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly, in all material respects, the information required to be stated therein. The financial data set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Summary—Summary Historical Consolidated Financial Information,” fairly present, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Time of Sale Information and the Prospectus with respect to the respective entities, and have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable. The statistical and market-related data and forward-looking statements included in the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources that the Company and its subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The interactive data of the Company in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(m)    Incorporation and Good Standing of the Company and the Guarantors. Each of the Company and the Guarantors has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and to enter into and perform its obligations under each of the Transaction Documents to which it is a party. Each of the Company and each Guarantor is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. All of the issued and outstanding capital stock or other ownership interest of each Guarantor has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, charge, encumbrance or claim, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the direct subsidiaries listed in Exhibit 21 to the Registration Statement, except for entities that have been omitted pursuant to Item 601(b)(21) of Regulation S-K. The subsidiaries listed in Schedule 3 to this Agreement are the only significant subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of the Company.

(n)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or other constitutive document, (ii) in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Senior Credit Facility, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”)) or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, (A) for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change and (B) after giving effect to the consummation of the redemption of the Company’s outstanding 6.875% Senior Notes due 2021 (the “2021 Notes”) and the satisfaction and discharge of the indenture governing the 2021 Notes. The execution, delivery and performance of the Transaction Documents by the Company and the Guarantors party thereto, and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby and by the Preliminary Prospectus and the Prospectus (i) will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of the Transaction Documents by the Company and the Guarantors to the extent a party thereto, or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Time of Sale Information and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable securities laws of the several states of the United States or provinces of Canada and except such as may be required by the Securities Act and applicable securities laws of the several states of the United States or provinces of Canada. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(o)    No Material Actions or Proceedings. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s or any Guarantor’s knowledge, threatened or contemplated (i) against or affecting the Company or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by the Company or any of its subsidiaries, which action, suit or proceeding, if determined adversely to the Company or such subsidiary, would result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s or any Guarantor’s knowledge, is threatened or imminent. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received any notice of termination with respect to any collective bargaining agreement to which it is a party or is otherwise subject to.

(p)    Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration or loss of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

(q)    All Necessary Permits and Mining. The Company and each subsidiary possess such valid and current certificates, authorizations, licenses or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies (including all applicable governmental authorities with jurisdiction over mining operations and exploration and reclamation activities) necessary to own, lease and operate its properties and to conduct their respective businesses, except (i) as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) where the failure to so possess would not, singly or in the aggregate, result in a Material Adverse Change, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any subsidiary has received notice of any restrictions on its operations or permits, or is aware of any investigation by any governmental authority that could result in any such restrictions that would reasonably be expected to result in a Material Adverse Change. The Time of Sale

Information, as of the Time of Sale, and the Prospectus, as of its date or as of the Closing Date, describes each of the material mines of the Company and its subsidiaries, together with all material lands used in connection with the extraction, transport, storage, processing and preparation of ore currently owned, leased or operated by the Company or any subsidiary as of the Closing Date.

(r)    Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets, including all interests in mining claims, concessions, mining leases, leases of occupation, exploitation or extraction rights, participating interests or other property interests or rights or similar rights (“Mining Claims”) and all licenses, sub-licenses, certificates, permits, claims and instruments that are material to the respective businesses of the Company and its subsidiaries as currently conducted, reflected as owned in the financial statements referred to in Section 3(m) hereof (or elsewhere in the Registration Statement, the Time of Sale Information and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no expropriations or similar proceedings or any challenges to title or ownership of which the Company or its subsidiaries has received notice against the Mining Claims or any part thereof and, to the knowledge of the Company and each of the Guarantors, no such expropriations, proceedings or challenges are contemplated. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary. Except as may be required by law, there are no restrictions on the ability of the Company or any of its subsidiaries to use, transfer or otherwise exploit any of their respective personal or real property rights, and the Company does not know of any claim or basis for a claim that may adversely affect such rights, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, neither the Company nor its subsidiaries have granted any other person any right to acquire the Mining Claims or any portion of the Mining Claims other than as described in the Registration Statement, the Time of Sale Information and the Prospectus. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has any obligation to pay any commission, royalty or similar payment that is material to the Company and its subsidiaries taken as a whole, relating to the assets of the Company and its subsidiaries.

(s)    Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state, local and foreign tax returns or have properly requested related extensions and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, in each case except as may be being contested in good faith and by appropriate proceedings, and except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 3(l) hereof in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(t)    Company and Guarantors Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). Neither the Company nor any Guarantor is, or after receipt of payment for the Securities and the application of proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act, and each of the Company and the Guarantors will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(u)    Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses, including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, flood and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. None of the Company or any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(v)    No Price Stabilization or Manipulation. None of the Company or any of its subsidiaries has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(w)    Solvency. Each of the Company and the Guarantors is, and immediately after the Closing Date (after giving effect to the issuance and sale of the Securities, the issuance of the Guarantees and the other transactions related thereto as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, including the use of proceeds of the offering of the Securities and after giving effect to the consummation of the redemption of the 2021 Notes and the satisfaction and discharge of the indenture governing the 2021 Notes) will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, (iv) such person does not have unreasonably small capital and (v) such person is not a defendant in any civil action that would reasonably be expected to result in a judgment that such person is or would become unable to satisfy.

(x)    Compliance with Sarbanes-Oxley. The Company and its subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(y)    Company’s Accounting System. The Company and its subsidiaries maintain a system of accounting controls that (A) is in compliance with the Sarbanes-Oxley Act and the requirements of the Exchange Act, (B) has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and (C) is sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data of the Company in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. There are no material weaknesses or significant deficiencies in the Company’s internal controls except as disclosed in the Registration Statement, the Time of Sale Information or the Prospectus.

(z)    Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(aa)    Regulations T, U, X. Neither the Company nor any Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(bb)    Compliance with and Liability Under Environmental Laws.

(i) Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (a) each of the Company and its subsidiaries and their respective operations and facilities are in compliance with all, and have not violated any, Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under Environmental Laws, and compliance with the terms and conditions thereof; (b) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of, or has any liability under, any Environmental Law, including for the investigation or remediation of any disposal or Release of Materials of Environmental Concern, nor does either the Company or any subsidiary have knowledge of any event or condition that would reasonably be expected to result in any such communication; (c) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law or regarding Materials of Environmental Concern pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law or regarding Materials of Environmental Concern the Company or any of its subsidiaries has, to its knowledge, retained or assumed either contractually or by operation of law; (d) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any location, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (e) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (f) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that would reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries, including without limitation, any such liability which the Company or any of its subsidiaries has, to its knowledge, retained or assumed either contractually or by operation of law.

(ii) Except as otherwise disclosed in the Prospectus: (a) there is no proceeding that is pending, or that is known by the Company or any subsidiary to be contemplated, against the Company or any of its subsidiaries under any Environmental Law in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed; and (b) none of the Company or any of its subsidiaries anticipates incurring material capital expenditures for environmental control facilities.

For purposes of this Agreement, “Environment” means ambient air, indoor air, subsurface air, surface water, groundwater, drinking water, soil, surface and subsurface cavities or strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all applicable federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, and other legally enforceable requirements relating to pollution or protection of the Environment, human health or worker safety, including without limitation, those relating to (i) the Release or threatened Release of hazardous or toxic substances or wastes, pollutants or contaminants; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of hazardous or toxic substances or wastes, pollutants or contaminants. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(cc)    Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves (“Reserves”), the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change or otherwise has properly reflected the Reserves in the financial statements.

(dd)    ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance with ERISA and the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder), and, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Company, its subsidiaries or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance with ERISA, except as would not, individually or in the aggregate, result in a Material Adverse Change. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Code of which the Company or such subsidiary is a member. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any employee benefit plan, excluding transactions effected pursuant to a statutory or administrative exemption. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code or Section 4062(e) of ERISA. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, except as would not, individually or in the aggregate, result in a Material Adverse Change. None of the following events has occurred or, to the Company’s or any subsidiary’s knowledge, is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all employee benefit plans by the Company or its ERISA Affiliates in the current fiscal year of the Company and its ERISA Affiliates compared to the amount of such contributions made in the Company’s and its ERISA Affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except as would not, individually or in the aggregate, have a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.

(ee)    Compliance with Labor Laws. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board or any similar agency, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s or any Guarantor’s knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s or any Guarantor’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best of the Company’s or any Guarantor’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to employment, including those regarding discrimination in hiring, promotion or pay of employees, or of any applicable wage or hour laws.

(ff)    Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act to be disclosed in a registration statement on Form S-1 which is not so disclosed in the Registration Statement, the Time of Sale Information and the Prospectus. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(gg)    No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company or any Guarantor, any agent, employee or affiliate of the Company or any of its subsidiaries (i) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of applicable anti-corruption laws including, without limitation, the FCPA or the COFPOA, and including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA), any “foreign public official” (as such term is defined in the COFPOA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the COFPOA or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transaction or any other applicable anti-corruption laws (“Anti-Corruption Laws”), or (ii) violated or is in violation of any provision of the FCPA, the COFPOA or any other Anti-corruption Law. The Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and “COFPOA” means the Corruption of Foreign Public Officials Act (Canada).

(hh)    No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of Canada and all other applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ii)    No Conflict with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors or officers nor, to the knowledge of the Company or any Guarantor, any agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (including, without limitation, the designation as a “specially designated national” or “blocked person”), the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of Sanctions, (ii) to fund or facilitate any activities of or business in or with any country or territory that, at the time of such funding or facilitating is the subject of Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria) (each a “Sanctioned Country”), or (iii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(jj)    Mineral Reports. All information related to the proven and probable ore reserves of the Company and its subsidiaries included in the Registration Statement, the Time of Sale Information and the Prospectus (the “Reserve Reports”) (i) were and are accurate in all material respects and (ii) would, if the offer and sale of the Securities were registered under the Securities Act, comply in all material respects with the requirements of the Securities Act and the requirements of the Exchange Act, as applicable. The Reserve Reports and all information related to the mineralized material and other mineral resources of the Company and its subsidiaries included in the Registration Statement, the Time of Sale Information and the Prospectus (the “Resource Reports” and, together with the Reserve Reports, the “Mineral Reports”), when read together with the other information in the Registration Statement, the Time of Sale Information and the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Mineral Reports have been calculated in accordance with standard mining engineering procedures used in the industry. All assumptions used in the calculation of the Mineral Reports were and are reasonable. The Company has complied and is currently in compliance with all applicable requirements of National Instrument 43-101 – Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators (“NI 43-101”) and, in particular: (a) all “disclosure” (as such term is defined in NI 43-101) of scientific or technical information made by the Company concerning a mineral project on a property material to the Company has been based upon information prepared by or under the supervision of, or approved by, a “qualified person” (as such term is defined in NI 43-101); (b) the Company has complied with the requirements for “disclosure” of scientific or technical information about mineral projects or properties material to the issuer prescribed by Part 3 of NI 43-101; and (c) the Company has filed all technical reports required to be filed by Part 4 of NI 43-101, and all such technical reports have been prepared in accordance with the requirements of Form 43-101F1 by or under the supervision of one or more “qualified persons” who satisfy the independence requirements of NI 43-101 to the extent applicable, and who have provided all required certificates and consents.

(kk)    Cybersecurity. (i)(x) To the knowledge of the Company or any subsidiary, there has been no security breach or other compromise of or relating to any of the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) neither the Company nor any Guarantor has been notified of, and has no knowledge of, any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices; and (iv) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data.

(ll)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm)    Status under the Securities Act and Canadian Securities Laws. The Company is not an ineligible issue and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities. The Company is a “reporting issuer” in each province and territory of Canada and is not in default of any of its reporting obligations under Canadian securities laws.

Any certificate signed by an officer of the Company or any Guarantor and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or such Guarantor to each Underwriter as to the matters set forth therein.

4.    Further Agreements of the Company and the Guarantors. The Company and the Guarantors jointly and severally covenant and agree with each Underwriter that:

(a)    Required Filings. The Company and the Guarantors will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex B hereto) to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus on or prior to their respective due dates and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date. The Company shall file with the relevant securities regulatory authority in each jurisdiction of Canada in which sales of the Securities are made, within the prescribed period, a report of exempt distribution under National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators together in each case with the payment of applicable fees and, where required by applicable securities laws, provide a copy of the Canadian Offering Memorandum to securities regulatory authority. The Underwriters hereby agree and undertake to provide to the Company on a timely basis, and as soon as practicable following the issuance of the Securities, any information concerning the sale of the Securities made into Canada by the Underwriters as is reasonably necessary for the purpose of effecting such filings

(b)    Delivery of Copies. The Company will deliver, without charge, to each Underwriter, (i) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)    Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d)    Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Time of Sale Information or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information, Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)    Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (b) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)    Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)    Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)    Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)    Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities (excluding promissory notes issued in the ordinary course of business consistent with past practice) issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

(j)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(k)    DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l)    No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m)    Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.    Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433,

(ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto after it has been filed with the Commission without the consent of the Company.

(b)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(c)    It acknowledges and agrees that, unless otherwise agreed between the Company and the Underwriters, offers and sales of the Securities will be made in Canada only in the Provinces of British Columbia, Alberta, Ontario and Quebec, and therein only pursuant to the Preliminary Canadian Offering Memorandum and the Canadian Offering Memorandum to purchasers who are deemed to have represented by their purchase of Securities that they qualify as “accredited investors” and also qualify as “permitted clients” within the meaning of applicable Canadian securities laws.

6.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)    Registration and Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)    Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)    No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)    No Material Adverse Change. No event or condition of a type described in Section 3(j) hereof shall have occurred or shall exist, which event or condition is not described in each of the Registration Statement, the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus.

(e)    Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each Guarantor who has specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b), (c) and (d) above.

(f)    Comfort Letters.

(i) On the date of this Agreement and on the Closing Date, BDO USA, LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(ii) On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Representative, at the request of the Company, a certificate of its reserve engineer, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, covering certain matters relating to information about the reserves of the Company contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(g)    Opinion and 10b-5 Statement of Counsel for the Company. (i) David C. Sienko, Vice President and General Counsel of the Company, shall have furnished to the Representative his written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C-1; (ii) K&L Gates LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C-2 hereto and (iii) Sheppard, Mullin, Richter & Hampton LLP, special counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C-3 hereto.

(h)    Opinions of Local Counsel. (i) Michael Clary, Esq., counsel for certain of the Guarantors in the State of Idaho, shall have furnished to the Representative, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, (ii) Cassels Brock & Blackwell LLP, counsel for Hecla Quebec Inc., shall have furnished to the Representative, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative and (iii) Erwin & Thompson LLP, counsel for certain of the Guarantors in the State of Nevada, shall have furnished to the Representative, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(i)    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(k)    Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)    DTC. The Securities shall be eligible for clearance and settlement through DTC.

(m)    Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, each of the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(n)    Existing Indebtedness. The Representative shall have received evidence reasonably satisfactory to it that, substantially simultaneously with the purchase of the Securities by the Underwriters on the Closing Date, all outstanding 2021 Notes will be called for redemption and that, upon consummation of such redemption, (i) all outstanding 2021 Notes, and all accrued and unpaid interest, fees and other amounts owing thereunder, will be paid in full and (ii) all obligations of the Company and the Guarantors existing under the indenture governing the 2021 Notes will be satisfied and discharged.

(o)    Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.    Indemnification and Contribution.

(a)    Indemnification of the Underwriters. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(b)    Indemnification of the Company and the Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors and officers who signed the Registration Statement and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), an Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following paragraphs under the heading “Underwriting” in the Preliminary Prospectus and the Prospectus: the first, second, third and fourth sentences of the fourth paragraph, the third and fourth sentences of the fifteenth paragraph and the seventeenth paragraph.

(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person who is entitled to indemnification pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (including through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, the Guarantors, its directors and officers, their respective directors and officers who signed the Registration Statement and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)    Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Guarantors from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Limitation on Liability. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other reasonable expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)    Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.    Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9.    Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus.

10.    Defaulting Underwriter.

(a)    If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information or the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Guarantors or any non-defaulting Underwriter for damages caused by its default.

11.    Payment of Expenses.

(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, and the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors ; and (x) the fees and expenses incurred in connection with any sale of the Securities to certain affiliates of the Company.

(b)    If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors jointly and severally agree to reimburse the Underwriters for all documented out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Underwriters.

14.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” had the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.    Miscellaneous.

(a)    Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Underwriters.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179; Attention: David Dwyer. Notices to the Company and the Guarantors shall be given to them at 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho; Attention: David C. Sienko, Esq.

(c)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)    Submission to Jurisdiction. The Company and each of the Guarantors hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each of the Guarantors waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and each of the Guarantors agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which the Company and each Guarantor, as applicable, is subject by a suit upon such judgment.

(e)    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement to the fullest extent permitted by applicable law.

(f)    Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(f):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(g)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(h)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

HECLA MINING COMPANY

By	/s/ Phillips S. Baker, Jr.
Phillips S. Baker, Jr.
President & CEO

HECLA ADMIRALTY COMPANY, as a Guarantor

By	/s/ Lauren M. Roberts
Lauren M. Roberts
President

HECLA LIMITED, as a Guarantor

By	/s/ Lauren M. Roberts
Lauren M. Roberts
President

HECLA SILVER VALLEY, INC., as a Guarantor

By	/s/ Lauren M. Roberts
Lauren M. Roberts
President

[Signature Page to Underwriting Agreement]

HECLA MC SUBSIDIARY, LLC, as a Guarantor

By	/s/ Daniel A. Nelson
Daniel A. Nelson
President

RIO GRANDE SILVER, INC., as a Guarantor

By	/s/ Lauren M. Roberts
Lauren M. Roberts
President

SILVER HUNTER MINING COMPANY, as a Guarantor

By	/s/ Lauren M. Roberts
Lauren M. Roberts
President

HECLA ALASKA LLC, as a Guarantor

By	Hecla Mining Company,
its Managing Member

By	/s/ Phillips S. Baker, Jr.
Phillips S. Baker, Jr.
President & CEO of Managing Member

HECLA GREENS CREEK MINING COMPANY, as a Guarantor

By	/s/ Lauren M. Roberts
Lauren M. Roberts
Vice President

[Signature Page to Underwriting Agreement]

HECLA JUNEAU MINING COMPANY, as a Guarantor

By	/s/ Lauren M. Roberts
Lauren M. Roberts
Vice President

BURKE TRADING, INC., as a Guarantor

By	/s/ Lauren M. Roberts
Lauren M. Roberts
President

MINES MANAGEMENT, INC., as a Guarantor

By	/s/ Kurt Allen
Kurt Allen
President

NEWHI, INC., as a Guarantor

By	/s/ Kurt Allen
Kurt Allen
President

MONTANORE MINERALS CORP., as a Guarantor

By	/s/ Kurt Allen
Kurt Allen
President

[Signature Page to Underwriting Agreement]

HECLA MONTANA, INC., as a Guarantor

By	/s/ Luther J. Russell
Luther J. Russell
President

REVETT SILVER COMPANY, as a Guarantor

By	/s/ Luther J. Russell
Luther J. Russell
President

TROY MINE INC., as a Guarantor

By	/s/ Luther J. Russell
Luther J. Russell
President

RC RESOURCES, INC., as a Guarantor

By	/s/ Luther J. Russell
Luther J. Russell
President

REVETT EXPLORATION, INC., as a Guarantor

By	/s/ Luther J. Russell
Luther J. Russell
President

[Signature Page to Underwriting Agreement]

REVETT HOLDINGS, INC., as a Guarantor

By	/s/ Luther J. Russell
Luther J. Russell
President

KLONDEX HOLDINGS (USA) INC., as a Guarantor

By	/s/ Lauren M. Roberts
Lauren M. Roberts
President

KLONDEX GOLD & SILVER MINING COMPANY, as a Guarantor

By	/s/ Lauren M. Roberts
Lauren M. Roberts
President

KLONDEX MIDAS HOLDINGS LIMITED, as a Guarantor

By	/s/ Lauren M. Roberts
Lauren M. Roberts
President

[Signature Page to Underwriting Agreement]

KLONDEX MIDAS OPERATIONS INC., as a Guarantor

By	/s/ Lauren M. Roberts
Lauren M. Roberts
President

KLONDEX AURORA MINE INC., as a Guarantor

By	/s/ Lauren M. Roberts
Lauren M. Roberts
President

KLONDEX HOLLISTER MINE INC., as a Guarantor

By	/s/ Lauren M. Roberts
Lauren M. Roberts
President

HECLA QUEBEC INC./HECLA QUÉBEC INC., as a Guarantor

By	/s/ Lauren M. Roberts
Lauren M. Roberts
President

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By	/s/ Grace Kuo
Authorized Signatory

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount
J.P. Morgan Securities LLC	$207,270,000
CIBC World Markets Corp.	$60,455,000
ING Financial Markets LLC	$60,455,000
Scotia Capital (USA) Inc.	$60,455,000
B. Riley FBR, Inc.	$17,273,000
BMO Capital Markets Corp.	$17,273,000
Credit Suisse Securities (USA) LLC	$17,273,000
H.C. Wainwright & Co., LLC	$17,273,000
Roth Capital Partners, LLC	$17,273,000

Total	$475,000,000

Schedule 2

Guarantors

Guarantor	Jurisdiction of Formation

Hecla Admiralty Company	Delaware

Hecla Limited	Delaware

Hecla Silver Valley, Inc.	Delaware

Hecla MC Subsidiary, LLC	Delaware

Rio Grande Silver, Inc.	Delaware

Silver Hunter Mining Company	Delaware

Hecla Alaska LLC	Delaware

Hecla Greens Creek Mining Company	Delaware

Hecla Juneau Mining Company	Delaware

Burke Trading, Inc.	Delaware

Mines Management, Inc.	Idaho

Newhi, Inc.	Washington

Montanore Minerals Corp.	Delaware

Hecla Montana, Inc.	Delaware

Revett Silver Company	Montana

Troy Mine Inc.	Montana

RC Resources, Inc.	Montana

Revett Exploration, Inc.	Montana

Revett Holdings, Inc.	Montana

Klondex Holdings (USA) Inc.	Nevada

Klondex Gold & Silver Mining Company	Nevada

Klondex Midas Holdings Limited	Nevada

Klondex Midas Operations Inc.	Nevada

Klondex Aurora Mine Inc.	Nevada

Klondex Hollister Mine Inc.	Nevada

Hecla Quebec Inc.	Canada

Schedule 3

Subsidiaries

Subsidiary	State/Country of Incorporation
Hecla Limited	Delaware

Hecla Admiralty Company	Delaware

Hecla Greens Creek Mining Company	Delaware

Hecla Alaska LLC	Delaware

Hecla Quebec Inc.	Federal Canadian

Klondex Mines Unlimited Liability Company	Federal Canadian

Klondex Holdings (USA) Inc.	Nevada

Klondex Hollister Mine Inc.	Nevada

ANNEX A

Additional Time of Sale Information

1.	Term sheet containing the terms of the Securities, substantially in the form of Annex B.

ANNEX B

Pricing Term Sheet, dated February 13, 2020

[See attached]

Filed pursuant to Rule 433

Issuer Free Writing Prospectus, dated February 13, 2020

Supplementing the Preliminary Prospectus Supplement dated February 10, 2020 and the Prospectus dated February 22, 2019 (Registration No. 333-229803)

Hecla Mining Company

$475,000,000 7.250% Senior Notes due 2028

Pricing Term Sheet

The information in this pricing term sheet relates only to the offering of the notes (as defined below) and should be read together with (i) the preliminary prospectus supplement dated February 10, 2020, as filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Preliminary Prospectus Supplement”) and (ii) the related base prospectus dated February 22, 2019, included in the Registration Statement (File No. 333-229803), in each case, including the documents incorporated by reference therein. Terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus Supplement.

Issuer:	Hecla Mining Company

Aggregate Principal Amount:	$475,000,000

Title of Security:	7.250% Senior Notes due 2028 (the “notes”)

Maturity Date:	February 15, 2028

Coupon:	7.250%

Public Offering Price:	100.000% plus accrued interest, if any, from February 19, 2020

Yield to Maturity:	7.250%

Benchmark Treasury:	UST 2.75% due February 15, 2028

Spread to Treasury:	+570 basis points

Interest Payment Dates:	February 15 and August 15 of each year, beginning on August 15, 2020 Interest on the notes will accrue from February 19, 2020

Record Dates:	February 1 and August 1 of each year

Gross Proceeds:	$475,000,000

Net Proceeds to Issuer (before expenses):	$469,490,000

CUSIP/ISIN Numbers:	CUSIP: 422704 AH9 / ISIN: US422704AH97

Optional Redemption:

Prior to February 15, 2023, make-whole call at the applicable treasury rate plus 50 basis points, plus accrued and unpaid interest.

Prior to February 15, 2023, up to 35% of the original principal amount with proceeds of certain equity offerings at 107.25%, plus accrued and unpaid interest.

On and after February 15 of the years indicated below at the redemption prices set forth below, plus accrued and unpaid interest:

2023	105.438%
2024	103.625%
2025	101.813%
2026 and thereafter	100.000%

Change of Control Offer:	Upon certain change of control events, at 101%, plus accrued and unpaid interest.

Trade Date:	February 13, 2020

Settlement Date:

February 19, 2020 (T+3)

We expect that delivery of the notes will be made to investors on or about February 19, 2020, which is the third business day following the date of this pricing term sheet (such settlement cycle is referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the second business day before delivery thereof will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes prior to their delivery should consult their own advisors.

Expected Ratings* (Moody’s/S&P):	Caa1/B

Denominations:	$2,000 and integral multiples of $1,000

Form of Offering:	SEC Registered (Registration No. 333-229803)

Sole Book-Running Manager:	J.P. Morgan Securities LLC

Co-Managers:

CIBC World Markets Corp.

ING Financial Markets LLC

Scotia Capital (USA) Inc.

B. Riley FBR, Inc.

BMO Capital Markets Corp.

Credit Suisse Securities (USA) LLC

H.C. Wainwright & Co., LLC

Roth Capital Partners, LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and the related Preliminary Prospectus Supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the Preliminary Prospectus Supplement and other documents that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the Preliminary Prospectus Supplement and accompanying prospectus may be obtained by calling J.P. Morgan Securities LLC collect at (866)-803-9204 or writing to J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717.

This communication should be read in conjunction with the Preliminary Prospectus Supplement and the accompanying prospectus. The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the accompanying prospectus to the extent inconsistent with the information in such Preliminary Prospectus Supplement and the accompanying prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

ANNEX C-1

Form of Opinion of General Counsel of the Company

[See attached]

ANNEX C-2

Form of Opinion and 10b-5 Statement of K&L Gates LLP

[See attached]

ANNEX C-3

Form of Opinion and 10b-5 Statement of Sheppard, Mullin, Richter & Hampton LLP

[See attached]